Exhibit 99.1
NEWS
[ONEOK Logo]	[ONEOK Partners Logo]
December 21, 2006	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Megan Washbourne
918-588-7572

Dinan Elected Chief Financial Officer

For ONEOK and ONEOK Partners

TULSA, Okla. -- Dec. 21, 2006 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) announced today that Curtis L. Dinan, 39, has been named senior vice president, chief financial officer and treasurer of both organizations, effective Jan. 1, 2007. Dinan was previously senior vice president and chief accounting officer for ONEOK.

Dinan will report to John W. Gibson who becomes chief executive officer for ONEOK and ONEOK Partners on Jan. 1, 2007, succeeding David Kyle who becomes chairman of both entities until his retirement Jan. 1, 2008. Dinan succeeds James C. Kneale who will become president and chief operating officer of ONEOK, also on Jan. 1, 2007.

"Curtis has the financial experience, business acumen and leadership abilities to assume this important position," Gibson stated. "We look forward to his joining the executive management team."

Before joining ONEOK in February 2004, Dinan was an audit partner for both Arthur Andersen LLP and Grant Thornton LLP. Dinan is a member of the American Institute of CPAs, the Oklahoma Society of CPAs and is an advisory board member for the Breech School of Business at Drury University. He is also a past president, treasurer and director of Tulsa Court Appointed Special Advocates, a graduate and past treasurer and director of Leadership Tulsa and past treasurer and director of the Child Abuse Network. He is currently participating in the 20th class of Leadership Oklahoma.

A Missouri native, Dinan earned accounting and business administration degrees from Drury University in Springfield, Mo., in 1989.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Its general partner is ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance; management's plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements. OKE-G OKS-G